Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	October 18, 2017

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation ("M&T")(NYSE: MTB) today reported its results of operations for the quarter ended September 30, 2017.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles ("GAAP") for the third quarter of 2017 were $2.21, up 5% from $2.10 in the year-earlier period. GAAP-basis net income in the recently completed quarter totaled $356 million, 2% above $350 million in the third quarter of 2016. Diluted earnings per common share and GAAP-basis net income for the second quarter of 2017 were $2.35 and $381 million, respectively. GAAP-basis net income for the third quarter of 2017 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.18% and 8.89%, respectively, compared with 1.12% and 8.68%, respectively, in the year-earlier quarter and 1.27% and 9.67%, respectively, in the second quarter of 2017.

On October 9, 2017, Wilmington Trust Corporation, a wholly owned subsidiary of M&T, reached an agreement with the U.S. Attorney’s Office for the District of Delaware related to alleged conduct that took place between 2009 and 2010 prior to the acquisition of Wilmington Trust Corporation by M&T. Under terms of the agreement, Wilmington Trust Corporation was required to pay $60 million and settled the government’s claims. The settlement amount included $16 million previously paid to the U.S. Securities and Exchange Commission in a related action. The result was a payment of $44 million that is not deductible for income tax purposes. Wilmington Trust did not admit any liability.

Commenting on M&T’s financial results for the recent quarter, Darren J. King, Executive Vice President and Chief Financial Officer, stated, “Once again, M&T has delivered very strong financial results through its core businesses producing solid returns for shareholders. Performance in the third quarter benefited from a widening of the net interest margin, lower credit costs and continued strong fee income and well-controlled expenses. We believe the recently announced agreement between Wilmington Trust Corporation and the U.S. Attorney’s Office for the District of Delaware is in the Company’s best interest and we are pleased to have that legal proceeding behind us.”

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Earnings Highlights

				Change 3Q17 vs.
($ in millions, except per share data)	3Q17	3Q16	2Q17	3Q16	2Q17

Net income	$356	$350	$381	2%	-7%
Net income available to common shareholders - diluted	$336	$327	$361	3%	-7%
Diluted earnings per common share	$2.21	$2.10	$2.35	5%	-6%
Annualized return on average assets	1.18%	1.12%	1.27%
Annualized return on average common equity	8.89%	8.68%	9.67%

For the nine-month period ended September 30, 2017, diluted earnings per common share were $6.69, up 15% from $5.80 in the corresponding 2016 period.  GAAP-basis net income for the first nine months of 2017 totaled $1.09 billion, 10% higher than $985 million in the year-earlier period.  Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in the nine-month period ended September 30, 2017 was 1.20% and 9.15%, respectively, compared with 1.06% and 8.17%, respectively, in the similar 2016 period.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a "net operating" or "tangible" basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such items are considered by management to be "nonoperating" in nature.  The amounts of such "nonoperating" expense are presented in the tables that accompany this release.  Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $2.24 in the recent quarter, compared with $2.13 and $2.38 in 2016’s third quarter and the second quarter of 2017, respectively. Net operating income was $361 million in the third quarter of 2017, compared with $356 million in the corresponding quarter of 2016 and $386 million in the second quarter of 2017. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income was 1.25% and 13.03%, respectively, in the third quarter of 2017, compared with 1.18% and 12.77%, respectively, in the year-earlier quarter and 1.33% and 14.18%, respectively, in the second quarter of 2017.

Diluted net operating earnings per common share in the first nine months of 2017 increased 12% to $6.78 from $6.07 in the year-earlier period. Net operating income during the nine-month period ended September 30, 2017 was $1.10 billion, up 7% from $1.03 billion in the like-2016 period.  Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.26% and 13.42%,

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respectively, in the first nine months of 2017, compared with 1.15% and 12.36%, respectively, in the nine-month period ended September 30, 2016.

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $966 million in the third quarter of 2017, an increase of $101 million, or 12%, from $865 million in the year-earlier quarter.  That improvement resulted predominantly from a widening of the net interest margin to 3.53% in the recent quarter from 3.05% in the third quarter of 2016. Taxable-equivalent net interest income in the recent quarter rose 2% from $947 million in the second quarter of 2017.  That growth was primarily due to an 8 basis point widening of the net interest margin from 3.45% in the second quarter of 2017.

Taxable-equivalent Net Interest Income

				Change 3Q17 vs.
($ in millions)	3Q17	3Q16	2Q17	3Q16	2Q17

Average earning assets	$108,642	$112,864	$109,987	-4%	-1%
Net interest income - taxable-equivalent	$966	$865	$947	12%	2%
Net interest margin	3.53%	3.05%	3.45%

Provision for Credit Losses/Asset Quality.  The provision for credit losses was $30 million in the third quarter of 2017, compared with $47 million in 2016’s third quarter and $52 million in the second quarter of 2017.  Net charge-offs of loans were $25 million during the recent quarter, compared with $41 million in the third quarter of 2016 and $45 million in the second quarter of 2017.  Expressed as an annualized percentage of average loans outstanding, net charge-offs were .11% and .19% in the third quarter of 2017 and 2016, respectively, and .20% in the second 2017 quarter.

Loans classified as nonaccrual totaled $869 million, or .99% of total loans outstanding at September 30, 2017, compared with $872 million or .98% at June 30, 2017 and $837 million or .93% at September 30, 2016. The higher levels of nonaccrual loans at the two most recent quarter-ends as compared with September 30, 2016 reflect the migration of previously performing loans obtained in the acquisition of Hudson City Bancorp, Inc. (“Hudson City”) that became over 90 days past due after September 30, 2016.  Nonaccrual Hudson City-related residential real estate loans totaled $211 million at each of September 30, 2017 and June 30, 2017, compared with $149 million at September 30, 2016. Assets taken in foreclosure of defaulted loans were $111 million at September 30, 2017, compared with $160 million at September 30, 2016 and $105 million at June 30, 2017.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses.  As a result of those analyses, the allowance for credit losses totaled $1.01 billion at each of September 30, 2017 and June 30, 2017, compared

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with $976 million at September 30, 2016.  The allowance expressed as a percentage of outstanding loans was 1.15% at September 30, 2017, compared with 1.09% at September 30, 2016 and 1.13% at June 30, 2017.

Asset Quality Metrics

				Change 3Q17 vs.
($ in millions)	3Q17	3Q16	2Q17	3Q16	2Q17

At end of quarter
Nonaccrual loans	$869	$837	$872	4%	—
Real estate and other foreclosed assets	$111	$160	$105	-31%	6%
Total nonperforming assets	$980	$997	$977	-2%	—
Accruing loans past due 90 days or more (1)	$261	$317	$265	-18%	-2%
Nonaccrual loans as % of loans outstanding	.99%	.93%	.98%

Allowance for credit losses	$1,013	$976	$1,008	4%	1%
Allowance for credit losses as % of loans outstanding	1.15%	1.09%	1.13%

For the period
Provision for credit losses	$30	$47	$52	-36%	-42%
Net charge-offs	$25	$41	$45	-40%	-45%
Net charge-offs as % of average loans (annualized)	.11%	.19%	.20%

(1)	Excludes loans acquired at a discount. Predominantly residential real estate loans.

Noninterest Income and Expense.  Noninterest income aggregated $459 million in the recent quarter, compared with $491 million in the third quarter of 2016 and $461 million in the second quarter of 2017. The decline in noninterest income in the recent quarter as compared with the corresponding quarter of 2016 was predominantly the result of $28 million of gains on investment securities recognized during that 2016 quarter. Higher trust income in the third quarter of 2017 was offset by lower mortgage banking revenues as compared with the year-earlier period. As compared with 2017’s second quarter, a 12% rise in mortgage banking revenues during the recent quarter was offset by a decline in credit-related fees.

Noninterest Income

				Change 3Q17 vs.
($ in millions)	3Q17	3Q16	2Q17	3Q16	2Q17

Mortgage banking revenues	$97	$104	$86	-7%	12%
Service charges on deposit accounts	109	108	106	1%	3%
Trust income	125	119	127	5%	-1%
Brokerage services income	15	16	17	-8%	-12%
Trading account and foreign exchange gains	7	13	8	-45%	-13%
Gain on bank investment securities	—	28	—	-100%	—
Other revenues from operations	106	103	117	3%	-9%
Total other income	$459	$491	$461	-6%	—

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Noninterest expense in the third quarter of 2017 totaled $806 million, compared with $752 million in the year-earlier quarter and $751 million in the second 2017 quarter.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets and merger-related expenses, noninterest operating expenses were $798 million in the recent quarter, compared with $743 million in each of the third quarter of 2016 and the second quarter of 2017.  As of September 30, 2017, M&T increased its reserve for legal matters by $50 million.  Higher professional services costs also contributed to the rise in operating expenses in the recent quarter as compared with the noted earlier quarters.

Noninterest Expense

				Change 3Q17 vs.
($ in millions)	3Q17	3Q16	2Q17	3Q16	2Q17

Salaries and employee benefits	$399	$400	$399	—	—
Equipment and net occupancy	75	75	74	—	2%
Outside data processing and software	46	43	45	7%	3%
FDIC assessments	24	28	25	-16%	-5%
Advertising and marketing	17	22	16	-21%	7%
Printing, postage and supplies	9	9	9	-3%	-3%
Amortization of core deposit and other intangible assets	8	10	8	-20%	-4%
Other costs of operations	228	165	175	38%	30%
Total other expense	$806	$752	$751	7%	7%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 56.0%, 55.9% and 52.7% in the quarters ended September 30, 2017, September 30, 2016 and June 30, 2017, respectively.

Balance Sheet.  M&T had total assets of $120.4 billion at September 30, 2017, compared with $126.8 billion at September 30, 2016 and $120.9 billion at June 30, 2017. Loans and leases, net of unearned discount, totaled $87.9 billion at the recent quarter-end, compared with $89.6 billion at September 30, 2016 and $89.1 billion at June 30, 2017.  Investment securities were $15.1 billion, $14.7 billion and $15.8 billion at September 30, 2017, September 30, 2016, and June 30, 2017, respectively.  Total deposits were $93.5 billion at each of       September 30, 2017 and June 30, 2017, compared with $98.1 billion at September 30, 2016.

Total shareholders' equity at each of September 30, 2017, September 30, 2016 and June 30, 2017 was $16.3 billion, representing 13.55%, 12.88% and 13.47% of total assets, respectively. Common shareholders' equity was $15.1 billion at each of those dates, or $99.70 per share at September 30, 2017, $97.47 per share at September 30, 2016 and $98.66 per share at June 30, 2017.  Tangible equity per common share rose to $69.02 at the recent quarter-end from $67.42 a year earlier and $68.20 at June 30, 2017.  In the calculation of tangible

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equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.98% as of September 30, 2017.

In accordance with its 2017 capital plan, M&T repurchased 1,382,746 shares of common stock during the recent quarter at an average cost per share of $162.52, for a total cost of $225 million.  In the aggregate, during the first nine months of 2017, M&T repurchased 6,025,749 shares of common stock under the 2017 and 2016 capital plans at a total cost of $982 million.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss third quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial (877) 780-2276.  International participants, using any applicable international calling codes, may dial (973) 582-2700.  Callers should reference M&T Bank Corporation or the conference ID# 87313424. The conference call will be webcast live through M&T's website at http://ir.mandtbank.com/events.cfm.  A replay of the call will be available through Wednesday, October 25, 2017 by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to ID# 87313424.  The event will also be archived and available by

7:00 p.m. today on M&T's website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.  This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation;

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regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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Financial Highlights

	Three months ended			Nine months ended
	September 30			September 30
Amounts in thousands, except per share	2017	2016	Change	2017	2016	Change
Performance
Net income	$355,923	349,984	2%	$1,085,903	984,543	10%
Net income available to common shareholders	335,804	326,998	3%	1,025,023	915,686	12%
Per common share:
Basic earnings	$2.22	2.10	6%	$6.71	5.82	15%
Diluted earnings	2.21	2.10	5%	6.69	5.80	15%
Cash dividends	$.75	.70	7%	$2.25	2.10	7%
Common shares outstanding:
Average - diluted (1)	151,691	156,026	-3%	153,293	157,843	-3%
Period end (2)	151,291	154,987	-2%	151,291	154,987	-2%
Return on (annualized):
Average total assets	1.18%	1.12%		1.20%	1.06%
Average common shareholders' equity	8.89%	8.68%		9.15%	8.17%
Taxable-equivalent net interest income	$965,962	865,065	12%	$2,835,157	2,613,702	8%
Yield on average earning assets	3.89%	3.44%		3.79%	3.50%
Cost of interest-bearing liabilities	.57%	.59%		.54%	.56%
Net interest spread	3.32%	2.85%		3.25%	2.94%
Contribution of interest-free funds	.21%	.20%		.19%	.18%
Net interest margin	3.53%	3.05%		3.44%	3.12%
Net charge-offs to average total net loans (annualized)	.11%	.19%		.17%	.16%
Net operating results (3)
Net operating income	$360,658	355,929	1%	$1,100,667	1,026,597	7%
Diluted net operating earnings per common share	2.24	2.13	5%	6.78	6.07	12%
Return on (annualized):
Average tangible assets	1.25%	1.18%		1.26%	1.15%
Average tangible common equity	13.03%	12.77%		13.42%	12.36%
Efficiency ratio	56.00%	55.92%		55.21%	55.99%

	At September 30
Loan quality	2017	2016	Change
Nonaccrual loans	$869,362	837,362	4%
Real estate and other foreclosed assets	110,515	159,881	-31%
Total nonperforming assets	$979,877	997,243	-2%
	0	-
Accruing loans past due 90 days or more (4)	$261,288	317,282	-18%

Government guaranteed loans included in totals above:
Nonaccrual loans	$34,687	47,130	-26%
Accruing loans past due 90 days or more	252,072	282,077	-11%
	-	-	0%
Renegotiated loans	$226,672	217,559	4%
	0	-
Accruing loans acquired at a discount past due 90 days or more (5)	$56,225	65,182	-14%

Purchased impaired loans (6):
Outstanding customer balance	$779,340	981,105	-21%
Carrying amount	466,943	616,991	-24%
	0	0	-
Nonaccrual loans to total net loans	.99%	.93%

Allowance for credit losses to total loans	1.15%	1.09%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 15.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Amounts in thousands, except per share	2017	2017	2017	2016	2016
Performance
Net income	$355,923	381,053	348,927	330,571	349,984
Net income available to common shareholders	335,804	360,662	328,567	307,797	326,998
Per common share:
Basic earnings	$2.22	2.36	2.13	1.98	2.10
Diluted earnings	2.21	2.35	2.12	1.98	2.10
Cash dividends	$.75	.75	.75	.70	.70
Common shares outstanding:
Average - diluted (1)	151,691	153,276	154,949	155,700	156,026
Period end (2)	151,291	152,539	153,781	156,213	154,987
Return on (annualized):
Average total assets	1.18%	1.27%	1.15%	1.05%	1.12%
Average common shareholders' equity	8.89%	9.67%	8.89%	8.13%	8.68%
Taxable-equivalent net interest income	$965,962	946,936	922,259	883,147	865,065
Yield on average earning assets	3.89%	3.79%	3.67%	3.45%	3.44%
Cost of interest-bearing liabilities	.57%	.52%	.52%	.57%	.59%
Net interest spread	3.32%	3.27%	3.15%	2.88%	2.85%
Contribution of interest-free funds	.21%	.18%	.19%	.20%	.20%
Net interest margin	3.53%	3.45%	3.34%	3.08%	3.05%
Net charge-offs to average total net loans (annualized)	.11%	.20%	.19%	.22%	.19%
Net operating results (3)
Net operating income	$360,658	385,974	354,035	336,095	355,929
Diluted net operating earnings per common share	2.24	2.38	2.15	2.01	2.13
Return on (annualized):
Average tangible assets	1.25%	1.33%	1.21%	1.10%	1.18%
Average tangible common equity	13.03%	14.18%	13.05%	11.93%	12.77%
Efficiency ratio	56.00%	52.74%	56.93%	56.42%	55.92%

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan quality	2017	2017	2017	2016	2016
Nonaccrual loans	$869,362	872,374	926,675	920,015	837,362
Real estate and other foreclosed assets	110,515	104,424	119,155	139,206	159,881
Total nonperforming assets	$979,877	976,798	1,045,830	1,059,221	997,243
Accruing loans past due 90 days or more (4)	$261,288	265,461	280,019	300,659	317,282
Government guaranteed loans included in totals above:
Nonaccrual loans	$34,687	39,296	39,610	40,610	47,130
Accruing loans past due 90 days or more	252,072	235,227	252,552	282,659	282,077
Renegotiated loans	$226,672	221,892	191,343	190,374	217,559
Accruing loans acquired at a discount past due 90 days or more (5)	$56,225	57,498	63,732	61,144	65,182
Purchased impaired loans (6):
Outstanding customer balance	$779,340	838,476	890,431	927,446	981,105
Carrying amount	466,943	512,393	552,935	578,032	616,991
Nonaccrual loans to total net loans	.99%	.98%	1.04%	1.01%	.93%
Allowance for credit losses to total loans	1.15%	1.13%	1.12%	1.09%	1.09%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended			Nine months ended
	September 30			September 30
Dollars in thousands	2017	2016	Change	2017	2016	Change
Interest income	$1,057,210	969,515	9%	$3,093,656	2,912,970	6%
Interest expense	100,076	111,175	-10	284,062	318,847	-11
Net interest income	957,134	858,340	12	2,809,594	2,594,123	8
Provision for credit losses	30,000	47,000	-36	137,000	128,000	7
Net interest income after provision for credit losses	927,134	811,340	14	2,672,594	2,466,123	8
Other income
Mortgage banking revenues	96,737	103,747	-7	267,592	275,193	-3
Service charges on deposit accounts	109,356	107,935	1	319,589	314,212	2
Trust income	124,900	118,654	5	371,712	350,181	6
Brokerage services income	14,676	15,914	-8	48,677	48,190	1
Trading account and foreign exchange gains	7,058	12,754	-45	24,833	33,434	-26
Gain (loss) on bank investment securities	—	28,480	-100	(17)	28,748	-100
Other revenues from operations	106,702	103,866	3	334,704	310,579	8
Total other income	459,429	491,350	-6	1,367,090	1,360,537	—
Other expense
Salaries and employee benefits	399,089	399,786	—	1,247,851	1,230,246	1
Equipment and net occupancy	75,558	75,263	—	223,721	225,165	-1
Outside data processing and software	45,761	42,878	7	134,637	128,402	5
FDIC assessments	23,969	28,459	-16	78,149	76,054	3
Advertising and marketing	17,403	21,996	-21	49,837	66,063	-25
Printing, postage and supplies	8,732	8,972	-3	27,397	30,865	-11
Amortization of core deposit and other intangible assets	7,808	9,787	-20	24,341	33,524	-27
Other costs of operations	227,705	165,251	38	558,579	488,063	14
Total other expense	806,025	752,392	7	2,344,512	2,278,382	3
Income before income taxes	580,538	550,298	5	1,695,172	1,548,278	9
Applicable income taxes	224,615	200,314	12	609,269	563,735	8
Net income	$355,923	349,984	2%	$1,085,903	984,543	10%

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11-11-11-11-11

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2017	2017	2017	2016	2016
Interest income	$1,057,210	1,030,413	1,006,033	982,901	969,515
Interest expense	100,076	92,213	91,773	107,137	111,175
Net interest income	957,134	938,200	914,260	875,764	858,340
Provision for credit losses	30,000	52,000	55,000	62,000	47,000
Net interest income after provision for credit losses	927,134	886,200	859,260	813,764	811,340
Other income
Mortgage banking revenues	96,737	86,163	84,692	98,504	103,747
Service charges on deposit accounts	109,356	106,057	104,176	104,890	107,935
Trust income	124,900	126,797	120,015	122,003	118,654
Brokerage services income	14,676	16,617	17,384	15,233	15,914
Trading account and foreign exchange gains	7,058	8,084	9,691	7,692	12,754
Gain (loss) on bank investment securities	—	(17)	—	1,566	28,480
Other revenues from operations	106,702	117,115	110,887	115,571	103,866
Total other income	459,429	460,816	446,845	465,459	491,350
Other expense
Salaries and employee benefits	399,089	398,900	449,862	393,354	399,786
Equipment and net occupancy	75,558	73,797	74,366	69,976	75,263
Outside data processing and software	45,761	44,575	44,301	43,987	42,878
FDIC assessments	23,969	25,353	28,827	28,991	28,459
Advertising and marketing	17,403	16,324	16,110	21,074	21,996
Printing, postage and supplies	8,732	8,957	9,708	8,681	8,972
Amortization of core deposit and other intangible assets	7,808	8,113	8,420	9,089	9,787
Other costs of operations	227,705	174,616	156,258	193,951	165,251
Total other expense	806,025	750,635	787,852	769,103	752,392
Income before income taxes	580,538	596,381	518,253	510,120	550,298
Applicable income taxes	224,615	215,328	169,326	179,549	200,314
Net income	$355,923	381,053	348,927	330,571	349,984

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12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	September 30
Dollars in thousands	2017	2016	Change
ASSETS
Cash and due from banks	$1,368,252	1,332,202	3%
Interest-bearing deposits at banks	6,306,484	10,777,636	-41
Trading account	170,516	488,588	-65
Investment securities	15,073,926	14,733,574	2
Loans and leases:
Commercial, financial, etc.	21,743,251	21,917,163	-1
Real estate - commercial	32,914,288	32,078,762	3
Real estate - consumer	20,265,162	23,584,420	-14
Consumer	13,002,433	12,066,147	8
Total loans and leases, net of unearned discount	87,925,134	89,646,492	-2
Less: allowance for credit losses	1,013,326	976,121	4
Net loans and leases	86,911,808	88,670,371	-2
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	78,614	106,744	-26
Other assets	5,899,092	6,138,801	-4
Total assets	$120,401,804	126,841,028	-5%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$33,111,246	33,127,627	—%
Interest-bearing deposits	60,170,133	64,786,035	-7
Deposits at Cayman Islands office	232,014	223,183	4
Total deposits	93,513,393	98,136,845	-5
Short-term borrowings	200,768	213,846	-6
Accrued interest and other liabilities	1,791,946	1,938,201	-8
Long-term borrowings	8,577,645	10,211,160	-16
Total liabilities	104,083,752	110,500,052	-6
Shareholders' equity:
Preferred	1,231,500	1,231,500	—
Common (1)	15,086,552	15,109,476	—
Total shareholders' equity	16,318,052	16,340,976	—
Total liabilities and shareholders' equity	$120,401,804	126,841,028	-5%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $247.9 million at September 30, 2017 and $114.6 million at September 30, 2016.

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13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2017	2017	2017	2016	2016
ASSETS
Cash and due from banks	$1,368,252	1,344,478	1,286,962	1,320,549	1,332,202
Interest-bearing deposits at banks	6,306,484	5,023,829	6,945,149	5,000,638	10,777,636
Federal funds sold	—	1,000	—	—	—
Trading account	170,516	174,646	174,854	323,867	488,588
Investment securities	15,073,926	15,816,060	15,968,415	16,250,468	14,733,574
Loans and leases:
Commercial, financial, etc.	21,743,251	22,191,051	22,295,376	22,610,047	21,917,163
Real estate - commercial	32,914,288	33,348,991	33,071,654	33,506,394	32,078,762
Real estate - consumer	20,265,162	20,960,171	21,724,491	22,590,912	23,584,420
Consumer	13,002,433	12,580,342	12,221,481	12,146,063	12,066,147
Total loans and leases, net of unearned discount	87,925,134	89,080,555	89,313,002	90,853,416	89,646,492
Less: allowance for credit losses	1,013,326	1,008,225	1,001,430	988,997	976,121
Net loans and leases	86,911,808	88,072,330	88,311,572	89,864,419	88,670,371
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	78,614	86,422	94,535	97,655	106,744
Other assets	5,899,092	5,784,690	5,848,652	5,998,498	6,138,801
Total assets	$120,401,804	120,896,567	123,223,251	123,449,206	126,841,028

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$33,111,246	32,366,426	34,279,591	32,813,896	33,127,627
Interest-bearing deposits	60,170,133	60,978,895	62,570,167	62,478,053	64,786,035
Deposits at Cayman Islands office	232,014	195,617	192,763	201,927	223,183
Total deposits	93,513,393	93,540,938	97,042,521	95,493,876	98,136,845
Short-term borrowings	200,768	1,695,453	185,102	163,442	213,846
Accrued interest and other liabilities	1,791,946	1,727,059	1,694,905	1,811,431	1,938,201
Long-term borrowings	8,577,645	7,649,580	8,087,619	9,493,835	10,211,160
Total liabilities	104,083,752	104,613,030	107,010,147	106,962,584	110,500,052
Shareholders' equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common (1)	15,086,552	15,052,037	14,981,604	15,255,122	15,109,476
Total shareholders' equity	16,318,052	16,283,537	16,213,104	16,486,622	16,340,976
Total liabilities and shareholders' equity	$120,401,804	120,896,567	123,223,251	123,449,206	126,841,028

(1)

Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $247.9 million at September 30, 2017,  $270.1 million at June 30, 2017, $291.6 million at March 31, 2017, $294.6 million at December 31, 2016 and $114.6 million at September 30, 2016.

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14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Nine months ended
	September 30,		September 30,		June 30,		September 30, 2017 from		September 30				Change
Dollars in millions	2017		2016		2017		September 30,	June 30,	2017		2016		in
	Balance	Rate	Balance	Rate	Balance	Rate	2016	2017	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$4,740	1.25%	9,681	.51%	4,741	1.03%	-51%	—%	$5,206	1.01%	8,864	.51%	-41%
Federal funds sold	—	—	—	—	1	1.44	—	—	—	—	—	—	—
Trading account	73	1.92	90	1.52	64	1.50	-19	15	66	1.87	89	1.62	-26
Investment securities	15,443	2.28	14,361	2.38	15,913	2.36	8	-3	15,783	2.36	14,873	2.49	6
Loans and leases, net of unearned discount
Commercial, financial, etc.	21,734	3.98	21,480	3.44	22,350	3.84	1	-3	22,122	3.83	21,216	3.43	4
Real estate - commercial	33,257	4.50	31,252	4.00	33,214	4.30	6	—	33,216	4.33	30,274	4.08	10
Real estate - consumer	20,609	3.96	24,058	3.92	21,318	3.94	-14	-3	21,363	3.94	24,922	3.93	-14
Consumer	12,786	4.89	11,942	4.55	12,386	4.78	7	3	12,444	4.79	11,747	4.55	6
Total loans and leases, net	88,386	4.32	88,732	3.93	89,268	4.19	—	-1	89,145	4.20	88,159	3.97	1
Total earning assets	108,642	3.89	112,864	3.44	109,987	3.79	-4	-1	110,200	3.79	111,985	3.50	-2
Goodwill	4,593		4,593		4,593		—	—	4,593		4,593		—
Core deposit and other intangible assets	82		112		90		-26	-9	90		123		-26
Other assets	6,198		7,156		6,095		-13	2	6,190		7,196		-14
Total assets	$119,515		124,725		120,765		-4%	-1%	$121,073		123,897		-2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$53,287	.28	52,516	.18	53,611	.23	1%	-1%	$53,386	.24	51,570	.16	4%
Time deposits	7,673	.72	12,334	.90	8,559	.76	-38	-10	8,591	.77	12,694	.83	-32
Deposits at Cayman Islands office	169	.73	220	.37	163	.69	-23	4	175	.66	197	.39	-11
Total interest-bearing deposits	61,129	.34	65,070	.32	62,333	.30	-6	-2	62,152	.31	64,461	.29	-4
Short-term borrowings	244	.90	231	.29	212	.71	6	15	213	.72	1,127	.41	-81
Long-term borrowings	8,033	2.35	10,287	2.28	8,292	2.16	-22	-3	8,248	2.25	10,370	2.25	-20
Total interest-bearing liabilities	69,406	.57	75,588	.59	70,837	.52	-8	-2	70,613	.54	75,958	.56	-7
Noninterest-bearing deposits	32,005		30,782		31,868		4	—	32,382		29,638		9
Other liabilities	1,803		2,008		1,775		-10	2	1,775		1,967		-10
Total liabilities	103,214		108,378		104,480		-5	-1	104,770		107,563		-3
Shareholders' equity	16,301		16,347		16,285		—	—	16,303		16,334		—
Total liabilities and shareholders' equity	$119,515		124,725		120,765		-4%	-1%	$121,073		123,897		-2%

Net interest spread		3.32		2.85		3.27				3.25		2.94
Contribution of interest-free funds		.21		.20		.18				.19		.18
Net interest margin		3.53%		3.05%		3.45%				3.44%		3.12%

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15-15-15-15-15

M&T BANK CORPORATION

Reconciliation of GAAP to Non-GAAP Measures

	Three months ended		Nine months ended
	September 30		September 30
	2017	2016	2017	2016
Income statement data
In thousands, except per share
Net income
Net income	$355,923	349,984	1,085,903	984,543
Amortization of core deposit and other intangible assets (1)	4,735	5,945	14,764	20,369
Merger-related expenses (1)	—	—	—	21,685
Net operating income	$360,658	355,929	1,100,667	1,026,597

Earnings per common share
Diluted earnings per common share	$2.21	2.10	6.69	5.80
Amortization of core deposit and other intangible assets (1)	.03	.03	.09	.13
Merger-related expenses (1)	—	—	—	.14
Diluted net operating earnings per common share	$2.24	2.13	6.78	6.07

Other expense
Other expense	$806,025	752,392	2,344,512	2,278,382
Amortization of core deposit and other intangible assets	(7,808)	(9,787)	(24,341)	(33,524)
Merger-related expenses	—	—	—	(35,755)
Noninterest operating expense	$798,217	742,605	2,320,171	2,209,103

Merger-related expenses
Salaries and employee benefits	$—	—	—	5,334
Equipment and net occupancy	—	—	—	1,278
Outside data processing and software	—	—	—	1,067
Advertising and marketing	—	—	—	10,522
Printing, postage and supplies	—	—	—	1,482
Other costs of operations	—	—	—	16,072
Total	$—	—	—	35,755

Efficiency ratio
Noninterest operating expense (numerator)	$798,217	742,605	2,320,171	2,209,103
Taxable-equivalent net interest income	965,962	865,065	2,835,157	2,613,702
Other income	459,429	491,350	1,367,090	1,360,537
Less: Gain (loss) on bank investment securities	—	28,480	(17)	28,748
Denominator	$1,425,391	1,327,935	4,202,264	3,945,491
Efficiency ratio	56.00%	55.92%	55.21%	55.99%

Balance sheet data
In millions
Average assets
Average assets	$119,515	124,725	121,073	123,897
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(82)	(112)	(90)	(123)
Deferred taxes	32	44	35	48
Average tangible assets	$114,872	120,064	116,425	119,229
Average common equity
Average total equity	$16,301	16,347	16,303	16,334
Preferred stock	(1,232)	(1,232)	(1,232)	(1,231)
Average common equity	15,069	15,115	15,071	15,103
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(82)	(112)	(90)	(123)
Deferred taxes	32	44	35	48
Average tangible common equity	$10,426	10,454	10,423	10,435
			-	-
At end of quarter
Total assets
Total assets	$120,402	126,841
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(79)	(107)
Deferred taxes	31	42
Total tangible assets	$115,761	122,183
Total common equity
Total equity	$16,318	16,341
Preferred stock	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	15,083	15,106
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(79)	(107)
Deferred taxes	31	42
Total tangible common equity	$10,442	10,448

(1)	After any related tax effect.

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16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Income statement data
In thousands, except per share
Net income
Net income	$355,923	381,053	348,927	330,571	349,984
Amortization of core deposit and other intangible assets (1)	4,735	4,921	5,108	5,524	5,945
Net operating income	$360,658	385,974	354,035	336,095	355,929

Earnings per common share
Diluted earnings per common share	$2.21	2.35	2.12	1.98	2.10
Amortization of core deposit and other intangible assets (1)	.03	.03	.03	.03	.03
Diluted net operating earnings per common share	$2.24	2.38	2.15	2.01	2.13

Other expense
Other expense	$806,025	750,635	787,852	769,103	752,392
Amortization of core deposit and other intangible assets	(7,808)	(8,113)	(8,420)	(9,089)	(9,787)
Noninterest operating expense	$798,217	742,522	779,432	760,014	742,605

Efficiency ratio
Noninterest operating expense (numerator)	$798,217	742,522	779,432	760,014	742,605
Taxable-equivalent net interest income	965,962	946,936	922,259	883,147	865,065
Other income	459,429	460,816	446,845	465,459	491,350
Less: Gain (loss) on bank investment securities	—	(17)	—	1,566	28,480
Denominator	$1,425,391	1,407,769	1,369,104	1,347,040	1,327,935
Efficiency ratio	56.00%	52.74%	56.93%	56.42%	55.92%

Balance sheet data
In millions
Average assets
Average assets	$119,515	120,765	122,978	125,734	124,725
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(82)	(90)	(98)	(102)	(112)
Deferred taxes	32	35	39	40	44
Average tangible assets	$114,872	116,117	118,326	121,079	120,064

Average common equity
Average total equity	$16,301	16,285	16,323	16,673	16,347
Preferred stock	(1,232)	(1,232)	(1,232)	(1,492)	(1,232)
Average common equity	15,069	15,053	15,091	15,181	15,115
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(82)	(90)	(98)	(102)	(112)
Deferred taxes	32	35	39	40	44
Average tangible common equity	$10,426	10,405	10,439	10,526	10,454

At end of quarter
Total assets
Total assets	$120,402	120,897	123,223	123,449	126,841
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(79)	(86)	(95)	(98)	(107)
Deferred taxes	31	33	38	39	42
Total tangible assets	$115,761	116,251	118,573	118,797	122,183

Total common equity
Total equity	$16,318	16,284	16,213	16,487	16,341
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(3)	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	15,083	15,049	14,978	15,252	15,106
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(79)	(86)	(95)	(98)	(107)
Deferred taxes	31	33	38	39	42
Total tangible common equity	$10,442	10,403	10,328	10,600	10,448

(1)	After any related tax effect.

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